Exhibit 99.2

Product and Segment Revenues

(Unaudited)

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Product Revenues:
Carrier Systems	$128,824	$105,537	$228,377	$198,341
Business Networking	41,969	45,379	79,888	83,455
Loop Access	5,336	11,317	14,868	23,450

Total	$176,129	$162,233	$323,133	$305,246

Subcategories included in the above:
Broadband Access (included in Carrier Systems)	$108,309	$81,628	$189,836	$153,862
Optical (included in Carrier Systems)	15,833	15,986	28,622	24,860
Internetworking (Netvanta & Multi-service Access Gateways) (included in Business Networking)	40,986	43,922	77,932	80,834

Total Core Products	165,128	141,536	296,390	259,556

Percentage of Total Revenue	94%	87%	92%	85%

HDSL (does not include T1) (included in Loop Access)	4,798	10,289	13,675	21,696
Other Products (excluding HDSL)	6,203	10,408	13,068	23,994

Total Legacy Products	11,001	20,697	26,743	45,690

Percentage of Total Revenue	6%	13%	8%	15%

Total	$176,129	$162,233	$323,133	$305,246

Segment Revenues:
Carrier Networks	$143,455	$123,333	$261,617	$233,220
Enterprise Networks	32,674	38,900	61,516	72,026

Total	$176,129	$162,233	$323,133	$305,246

Sales by Geographic Region:
United States	$97,017	$127,487	$189,721	$235,593
International	79,112	34,746	133,412	69,653

Total	$176,129	$162,233	$323,133	$305,246